UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 4, 2013

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 North Field Drive

Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure

As previously announced, Hospira, Inc. (the “Company”) is hosting an investor day at the Company’s headquarters on December 5, 2013.  F. Michael Ball, the Company’s Chief Executive Officer, and several other members of the Company’s senior management will be presenting at the event.  The sessions will provide information about the Company’s financial prospects, as well as information about the Company’s business and strategy, including updates on the Company’s developments with respect to its biosimilar development program.

A streaming audio webcast of the event, along with the slide presentations used at the event, will be available on the Investor Relations section of Hospira’s website at www.hospirainvestor.com.  The presentations are expected to begin at 8 a.m. Central time, and to conclude at approximately 3:15 p.m. Central time.  Listeners should log on approximately 10 minutes in advance to ensure proper setup for accessing the webcast.  A replay of the webcast will be available on the Company’s website approximately 24 hours after the conclusion of the event for 30 days following the event.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 8.01                                           Other Events

On December 4, 2013, the Company entered into a settlement agreement with Sandoz, Inc. and Sandoz Canada, Inc. in the lawsuit entitled Hospira, Inc. and Orion Corp. v. Sandoz International GmbH and Sandoz, Inc.  The lawsuit, currently on appeal, involves U.S. Patent Nos. 4,910,214 (expires January 15, 2014, including pediatric exclusivity) and 6,716,867 (expires October 1, 2019, including pediatric exclusivity) covering the Company’s proprietary sedation agent Precedex™.  The agreement provides for a market entry date for Sandoz to sell a generic version of Precedex™ no later than December 26, 2014.  The agreement also includes a number of accelerator provisions which, if triggered, could lead to an earlier Sandoz market entry date, and is subject to standard contingencies.  The full details of the settlement agreement are confidential.

Generic competition to Precedex™ prior to December 26, 2014 could have a material adverse impact on the Company’s net sales of Precedex™ and related results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned  hereunto duly authorized.

HOSPIRA, INC.

Dated: December 5, 2013	/s/ Royce Bedward
By: Royce Bedward
Its: Corporate Vice President, General Counsel and Secretary